EXHIBIT 99.1

14060 Southwest Freeway
Sugar Land, Texas 77478

For More Information, Contact

Southern National Bank of Texas
R. Darrell Brewer, CFO
(281) 269-7271
www.snbtx.com
NEWS RELEASE

FOR IMMEDIATE RELEASE

SNB Bancshares, Inc. Announces Strong Results for Fourth Quarter and Year

●	Net Earnings for the Fourth Quarter up 89.2% to $1.5 million
●	Year-to-date Earnings Per Share up 37.5% to $0.66 (Diluted)
●	Fourth Quarter Loan Growth of 39.0%

    SUGAR LAND, TEXAS (January 27, 2005) - SNB Bancshares, Inc. (NASDAQ: SNBT), a Sugar Land bank holding company with assets of $1.1 billion, and the parent company of Southern National Bank of Texas, a community-oriented, independent bank with offices in both Harris and Fort Bend Counties, today reported strong growth both in net earnings and in assets for the fourth quarter and the year ended December 31, 2004. Net earnings for the quarter were $1.5 million or $0.12 per diluted share, an increase of $712 thousand or 89.2%, compared with $799 thousand or $0.11 per diluted share for the fourth quarter of 2003.  The slight increase in diluted earnings per share for the fourth quarter of 2004 compared with the same period in 2003, notwithstanding the significant increase in net earnings, is due to the 5,436,364 shares of common stock issued in connection with our Initial Public Offering in August 2004. Net earnings for the year ended December 31, 2004 were $6.0 million or $0.66 per diluted share, an increase of $2.6 million or 75.7%, compared with $3.4 million or $0.48 per diluted share for 2003.

    “The fourth quarter of 2004 represented our first full quarter as a publicly-traded company,” said Harvey E. Zinn, President and Chief Executive Officer. “During August 2004 we completed our successful Initial Public Offering, which added $52.2 million to our capital, and we remain excited about our future as a publicly-traded company. Our shareholders’ equity at December 31, 2004 was $86.5 million compared to $30.8 million at December 31, 2003, an increase of 181.0%.”

    Continued Mr. Zinn, “We are pleased with our earnings growth, both for the fourth quarter of 2004 and for the year, compared with the same periods a year ago. We continue to seek quality loan growth which has resulted in a 39.0% increase in average loans for the fourth quarter, compared with the fourth quarter of 2003. Notwithstanding our earnings growth in 2004, our earnings are expected to be negatively impacted by generally rising interest rates, principally due to our continued liability sensitive position. In addition, we expect to incur increased expenses related to compliance with the Sarbanes-Oxley internal control system requirements that become effective this year. Consequently, management has established an initial earnings estimate for the full year 2005 of $0.43 to $0.46 per diluted share. Also, during 2005, our EPS will continue to be affected by the increased shares outstanding as a result of our IPO completed during August 2004. For 2004, we had 8,899,465 total weighted average shares outstanding. During 2005, we anticipate that we will have approximately 12,432,653 total weighted average shares outstanding, or approximately 39.7% more shares, assuming no option exercises, stock issuances or stock repurchases.”

Said Zinn, “During 2004, and specifically since June 30th, the Federal Reserve raised the benchmark Fed funds rate five times, each a quarter-point increase, taking the Fed funds rate from 1.00% to 2.25% by year end. Because we are liability sensitive, we have more liabilities subject to such increases than we do interest-earning assets. We are pleased with our management of our net interest margin (“NIM”) during this time, which saw us record a NIM of 2.85% for the year ended December 31, 2004 compared with 3.07% for the year ended December 31, 2003. For the fourth quarter of 2004, our NIM was 2.94%, up 0.13% compared with 2.81% for the fourth quarter of 2003. Comparing our NIM for the linked third quarter of 2004, we saw an increase of 0.09%, with the fourth quarter 2004 NIM of 2.94%, compared to the third quarter 2004 NIM of 2.85%. However, we anticipate that we will experience more pressure on our net interest income and on our NIM during 2005 if the Federal Reserve continues its plan of measured increases.”

Lisa Simon, Chairman of the Board, added, “Our strong equity position will allow us to expand our market area, and we took our first step in that direction by opening a de novo branch in Katy, Texas on October 12, 2004. We remain focused on our intermediate and long-term strategies of increasing our market area, increasing core deposits and changing the mix of our interest-earning assets by increasing our loan portfolio as a percentage of earning assets.”

FOURTH QUARTER RESULTS

Net earnings for the fourth quarter of 2004 were $1.5 million compared with $799 thousand for the same quarter of 2003, an increase of $712 thousand or 89.2%. The increase was primarily due to a $2.3 million increase in net interest income, partially offset by a $1.3 million increase in non-interest expense.

Net earnings were $0.12 per diluted share compared with $0.11 per diluted share for the fourth quarter of 2003. We posted returns on average assets of 0.54% and 0.37% for the fourth quarters ended December 31, 2004 and 2003, respectively. Returns on average equity were 6.91% and 10.49% for the fourth quarters ended December 31, 2004 and 2003, respectively.

Net Interest Income

Net interest income for the fourth quarter of 2004 increased $2.3 million or 39.4% to $8.0 million, compared with $5.7 million for the same period in 2003. The increase was primarily due to a 33.4% increase in average earning assets, partially offset by the combined effect of a 27.6% increase in interest-bearing liabilities and a 0.28% increase in weighted average rates on interest-bearing liabilities from 2.00% for the three months ended December 31, 2003 to 2.28% for the three months ended December 31, 2004. The average balance of interest-earning assets increased $270.0 million from the quarter ended December 31, 2003 compared with the same period in 2004, while the average yield increased 0.28% to 4.82% from 4.54%. The average balance of interest-bearing liabilities increased $199.5 million for the three months ended December 31, 2004, compared with the same period in 2003. Our net interest margin on a tax equivalent basis increased 0.13% to 2.94% for the quarter ended December 31, 2004, compared with 2.81% for the same period in 2003.

- 1 -

Non-interest Expense

    Non-interest expense for the fourth quarter of 2004 was $5.4 million compared with $4.1 million for the fourth quarter of 2003, an increase of $1.3 million, or 30.3%. This $1.3 million increase in non-interest expense was principally the result of a $545 thousand increase in other real estate expenses and a $491 thousand increase in salaries and employee benefits due primarily to increased staffing. Of the $545 thousand increase in other real estate expenses, approximately $535 thousand related to valuation adjustments to the carrying value of the related properties. The book value of ORE, as a result of these value write-downs as well as sales of ORE, was $895 thousand at December 31, 2004, compared with $2.2 million at September 30, 2004.

RESULTS FOR YEAR ENDED DECEMBER 31, 2004

Net earnings for the year ended December 31, 2004 were $6.0 million, an increase of $2.6 million or 75.7%, compared with $3.4 million for the year ended December 31, 2003, primarily due to a $7.5 million increase in net interest income, partially offset by a $3.3 million increase in non-interest expense, and a $1.3 million increase in the provision for Federal income taxes. Diluted earnings per share for the year ended December 31, 2004 were $0.66, compared with $0.48 per share for the same period in 2003. We posted returns on average assets of 0.58% and 0.47% for the years ended December 31, 2004 and 2003, respectively. Returns on average equity were 11.97% and 11.13% for the years ended December 31, 2004 and 2003, respectively.

Net Interest Income

    For the year ended December 31, 2004, net interest income increased $7.5 million to $28.7 million compared with $21.2 million for the year ended December 31, 2003. This increase is primarily due to a $316.7 million increase in average earning assets, partially offset by a $282.0 million increase in interest-bearing liabilities. The average yield of interest-earning assets for the year ended December 31, 2004, decreased 0.18% to 4.57% from 4.75%. The average rate of interest-bearing liabilities for the year ended December 31, 2004, compared with the same period in 2003, increased 0.04% to 2.04% from 2.00%. Our net interest margin on a tax equivalent basis decreased 0.22% to 2.85% for the year ended December 31, 2004 from 3.07% for the year 2003.

Non-interest Income

    For the year ended December 31, 2004, non-interest income decreased to $2.1 million compared with $2.3 million for the year 2003, primarily due to a $180 thousand decrease in the net gains on sales of securities.

Non-interest Expense

    Non-interest expense for the year ended December 31, 2004 was $18.7 million compared with $15.5 million for the year ended December 31, 2003, an increase of $3.2 million or 21.0%, primarily due to an increase of $2.0 million in salaries and employee benefits and a $904 thousand increase in other non-interest expense. Approximately $724 thousand of the $904 thousand increase in other non-interest expense was related to other real estate expenses, including $116 thousand in property taxes and $535 thousand in valuation expense related to the carrying value of the properties.

ASSET QUALITY

    Nonperforming assets as of December 31, 2004 were $4.4 million, a decrease compared with $4.6 million at December 31, 2003, and down from $6.4 million at September 30, 2004. As a percentage of total loans and other real estate owned, nonperforming assets were 0.73% as of December 31, 2004, down from 1.07% as of December 31, 2003 and from 1.15% as of September 30, 2004.

    For the year ended December 31, 2004, we recorded a provision for loan losses of $3.0 million compared with $2.8 million for the year 2003. The increase in the provision was due primarily to the increase in the size of the loan portfolio. At December 31, 2004, the allowance for loan losses as a percentage of total loans was 1.36% compared with 1.33% at December 31, 2003.

Net charge-offs for the year ended December 31, 2004 totaled $479 thousand, compared with $1.2 million for the same period in 2003.

THE COMPANY

    SNB Bancshares, Inc. (the “Company”) is a bank holding company headquartered approximately 15 miles southwest of downtown Houston in Sugar Land, Texas, the largest city in fast growing Fort Bend County. The Company, with total assets of $1.1 billion, total loans of $598.7 million, total deposits of $868.4 million and total shareholders’ equity of $86.5 million, as of December 31, 2004, has four full-service branches in Harris and Fort Bend Counties.

CONFERENCE CALL

    In conjunction with SNB Bancshares, Inc.’s (SNBT) Fourth Quarter Earnings Release, scheduled after the market closes on Thursday, January 27, 2005, management will host a conference call for analysts and investors at 10:30 a.m., Eastern Time (9:30 a.m., Central Time) on Friday, January 28, 2005. Interested parties may participate by calling (800) 798-2864 and entering the access code 49622179. The conference call will also be available via the Internet by accessing the Investor Relations section of the Company’s website http://www.snbtx.com. An audio archive of the call will be available at the same website address beginning on January 28, 2005.

Notice under the Private Securities Litigation Reform Act of 1995

    Except for historical information contained herein, this press release may constitute forward-looking statements for the purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such, may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Act of 1995, and is including this statement for purposes of said safe harbor provisions.

    The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation, the following: (a) the effects of future economic and business conditions on the Company and our customers; (b) changes in governmental legislation and regulations; (c) the risks of changes in interest rates; (d) competition from other banks and financial institutions for customer deposits and loans; (e) the failure of assumptions underlying the establishment of reserves for loan losses; (f) changes in the levels of loan prepayments and the resulting effects on the value of the Company’s loan portfolio; (g) the failure of assumptions underlying the establishment of and provisions made to the allowance for loan losses; (h) the effect of changes in accounting policies and practices which may be adopted by regulatory agencies and/or the Financial Accounting Standards Board; (i) technological changes; (j) acquisition and integration of acquired businesses; (k) the loss of senior management or operating personnel and the potential inability to hire qualified personnel at reasonable compensation levels; (l) acts of terrorism; and (m) other risks and uncertainties listed from time to time in the Company’s reports filed with the Securities and Exchange Commission.

Contacts:

R. Darrell Brewer, CFO
(281) 269-7271
brewerd@snbtx.com

Whitney Rowe, Investor Relations & Corp. Secretary
(281) 269-7220
rowew@snbtx.com

SNB BANCSHARES, INC.
AND CONSOLIDATED SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in thousands, except outstanding shares
and per share data)
(Unaudited)

	For the Three Months			For the Year
	Ended December 31,			Ended December 31,
	2004	2003	% chg	2004	2003	% chg

EARNINGS SUMMARY:
Net earnings	$1,511	$799	89.2%	$6,005	$3,417	75.7%

Basic earnings per share	0.12	0.11	9.1	0.67	0.49	38.1
Diluted earnings per share	0.12	0.11	9.1	0.66	0.48	37.5

Weighted average shares outstanding:
Common stock	9,752,284	3,710,023	162.9	5,999,150	3,707,911	61.8
Class B stock	2,679,498	3,283,966	(18.4)	2,900,315	3,286,078	(11.7)
Total	12,431,782	6,993,989	77.7	8,899,465	6,993,989	27.2

Shares outstanding at end of period:
Common stock	9,753,612	3,735,523	161.1	9,753,612	3,735,523	161.1
Class B stock	2,679,041	3,258,466	(17.8)	2,679,041	3,258,466	(17.8)
Total	12,432,653	6,993,989	77.8	12,432,653	6,993,989	77.8

EARNINGS STATEMENT DATA:
Interest income:
Loans	$9,161	6,371	43.8%	30,778	24,200	27.2%
Securities:
Taxable	3,992	2,977	34.1	15,527	8,904	74.4
Nontaxable	111	22	398.6	202	96	111.0
Federal funds sold and earning deposits	19	7	167.8	154	38	301.1
Total interest income	13,283	9,377	41.7	46,661	33,238	40.4

Interest expense:
Demand deposits	1,323	720	83.7	4,514	2,757	63.7
Certificates and other time deposits	2,333	2,159	8.1	9,041	6,753	33.9
Other borrowings	1,639	769	113.2	4,451	2,549	74.6
Total interest expense	5,295	3,648	45.1	18,006	12,059	49.3

Net interest income	7,988	5,729	39.4	28,655	21,179	35.3
Provision for loan losses	675	720	(6.3)	2,950	2,821	4.6
Net interest income after provision	7,313	5,009	46.0	25,705	18,358	40.0

Noninterest income:
Service charges on deposit accounts	163	199	(18.4)	786	873	(10.0)
Gain on sale of securities-net	0	0	0.0	700	880	(20.4)
Other	182	133	37.2	634	556	14.0
Total noninterest income	345	332	3.8	2,120	2,309	(8.2)

Noninterest Expense:
Salaries and employee benefits	2,980	2,489	19.7	11,365	9,328	21.8
Net occupancy expense	470	464	1.2	1,820	1,679	8.4
Data processing	377	292	29.4	1,218	1,163	4.7
Legal and professional fees	205	151	35.1	653	571	14.3
FDIC deposit insurance premium	31	22	39.6	115	83	37.4
Other	1,317	712	85.1	3,569	2,665	33.9
Total noninterest expense	5,380	4,130	30.3	18,740	15,489	21.0

Earnings before income taxes	2,278	1,211	88.1	9,085	5,178	75.4
Provision for income taxes	767	412	86.3	3,080	1,761	74.9
Net earnings	$1,511	799	89.2%	6,005	3,417	75.7%

SNB BANCSHARES, INC.
AND CONSOLIDATED SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in thousands, except outstanding shares
and per share data)
(Unaudited)

	4Q	3Q	2Q	1Q	4Q
	2004	2004	2004	2004	2003
EARNINGS STATEMENT DATA:
Interest income:
Loans	$9,161	$8,031	$7,085	$6,501	$6,371
Securities:
Taxable	3,992	4,184	4,030	3,321	2,977
Nontaxable	111	50	19	22	22
Federal Funds Sold	19	14	22	99	7
Total interest income	13,283	12,279	11,156	9,943	9,377

Interest expense:
Demand deposits	1,323	1,215	1,025	951	720
Certificates and other time deposits	2,333	2,179	2,336	2,193	2,159
Other borrowings	1,639	1,319	827	666	769
Total interest expense	5,295	4,713	4,188	3,810	3,648

Net interest income	7,988	7,566	6,968	6,133	5,729
Provision for loan losses	675	625	900	750	720
Net interest income after provision	7,313	6,941	6,068	5,383	5,009

Noninterest income:
Service charges on deposit accounts	163	193	193	237	199
Gain on sale of securities-net	0	197	144	359	0
Other	182	153	151	148	133
Total noninterest income	345	543	488	744	332

Noninterest Expense:
Salaries and employee benefits	2,980	2,944	2,757	2,684	2,489
Net occupancy expense	470	483	428	439	464
Data processing	377	284	271	286	292
Legal and professional fees	205	158	153	137	151
FDIC deposit insurance premium	31	31	28	25	22
Other	1,317	831	773	648	712
Total noninterest expense	5,380	4,731	4,410	4,219	4,130

Income before income taxes	2,278	2,753	2,146	1,908	1,211
Provision for income taxes	767	935	729	649	412
Net income	$1,511	$1,818	$1,417	$1,259	$799

Basic EPS	$0.12	$0.20	$0.20	$0.18	$0.11
Diluted EPS	$0.12	$0.19	$0.20	$0.17	$0.11

Weighted average shares outstanding:
Common stock	9,752,284	6,456,156	3,974,575	3,767,320	3,710,023
Class B stock	2,679,498	2,680,521	3,019,414	3,226,669	3,283,966
Total	12,431,782	9,136,677	6,993,989	6,993,989	6,993,989

SNB BANCSHARES, INC.
AND CONSOLIDATED SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

	Q4	Q4		Year ended December 31,
	2004	2003	% chg	2004	2003	% chg
BALANCE SHEET AVERAGES:
Loans	$579,459	$417,004	39.0%	$509,142	$383,844	32.6%
Allowance for loan losses	(7,748)	(5,611)	38.1	(6,868)	(4,788)	43.4
Loans, net	571,711	411,393	39.0	502,274	379,056	32.5
Investment securities	496,204	389,132	27.5	482,626	302,590	59.5
Federal funds sold	1,496	1,518	(1.4)	8,945	1,058	745.5
Interest-earning deposits in other financial institutions	1,849	1,325	39.5	5,830	2,387	144.2
Cash and due from banks	16,316	22,405	(27.2)	15,533	26,543	(41.5)
Premises and equipment	15,453	12,776	21.0	13,466	11,784	14.3
Accrued interest receivable and other assets	14,328	9,020	58.8	13,275	6,834	94.2
Total assets	$1,117,357	$847,569	31.8%	$1,041,949	$730,252	42.7%

Demand deposits	$103,502	$90,916	13.8%	$104,725	$95,080	10.1%
NOW, savings, and money market accounts	325,857	254,539	28.0	334,865	236,022	41.9
Time deposits	351,178	344,652	1.9	368,015	259,968	41.6
Total deposits	780,537	690,107	13.1	807,605	591,070	36.6
Other borrowed funds	207,593	85,970	141.5	142,498	78,063	82.5
Notes payable to bank	-	-	0.0	-	1,651	(100.0)
Junior subordinated debentures	38,250	38,250	0.0	38,250	25,934	47.5
Accrued interest payable and other liabilities	3,977	2,997	32.7	3,440	2,825	21.8
Total liabilities	1,030,357	817,324	26.1	991,793	699,543	41.8
Shareholders' equity	87,000	30,245	187.7	50,156	30,709	63.3
Total liabilities and shareholders' equity	$1,117,357	$847,569	31.8%	$1,041,949	$730,252	42.7%

	December 31,
	2004	2003
PERIOD END BALANCES:
Loans	$598,717	$424,479	41.0%
Allowance for loan losses	(8,121)	(5,650)	43.7
Loans, net	590,596	418,829	41.0
Investment securities	488,523	412,620	18.4
Federal funds sold	-	3,195	(100.0)
Interest-earning deposits in other financial institutions	441	501	(12.0)
Cash and due from banks	20,794	27,427	(24.2)
Premises and equipment	16,137	12,691	27.2
Accrued interest receivable and other assets	13,566	8,578	58.1
Total assets	$1,130,057	$883,841	27.9%

Demand deposits	$110,858	$101,749	9.0%
NOW, savings, and money market accounts	398,051	295,389	34.8
Time deposits	359,477	336,833	6.7
Total deposits	868,386	733,971	18.3
Other borrowed funds	132,900	77,800	70.8
Junior subordinated debentures	38,250	38,250	0.0
Accrued interest payable and other liabilities	4,062	3,053	33.0
Total liabilities	1,043,598	853,074	22.3
Shareholders' equity	86,459	30,767	181.0
Total liabilities and shareholders' equity	$1,130,057	$883,841	27.9%

SNB BANCSHARES, INC.
AND CONSOLIDATED SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

	Q4	3Q	2Q	1Q	4Q
	2004	2004	2004	2004	2003
QUARTERLY AVERAGE
BALANCE SHEET HISTORY:
Loans	$579,459	$533,607	$486,394	$436,066	$417,004
Allowance for loan losses	(7,748)	(7,258)	(6,501)	(5,949)	(5,611)
Loans, net	571,711	526,349	479,893	430,117	411,393
Investment securities	496,204	517,041	504,454	412,277	389,132
Federal funds sold	1,496	816	8,371	25,269	1,518
Interest-earning deposits in other financial institutions	1,849	2,985	956	17,607	1,325
Cash and due from banks	16,316	13,116	14,348	18,366	22,405
Premises and equipment	15,453	13,061	12,661	12,672	12,776
Accrued interest receivable and other assets	14,328	15,542	13,479	9,713	9,020
Total assets	$1,117,357	$1,088,910	$1,034,162	$926,021	$847,569

Demand deposits	$103,502	$111,968	$104,646	$98,717	$90,916
NOW, savings, and money market accounts	325,857	334,347	342,693	336,670	254,539
Time deposits	351,178	351,116	404,545	365,592	344,652
Total deposits	780,537	797,431	851,884	800,979	690,107
Other borrowed funds	207,593	199,093	110,287	51,683	85,970
Junior subordinated debentures	38,250	38,250	38,250	38,250	38,250
Accrued interest payable and other liabilities	3,977	3,536	3,423	2,816	2,997
Total liabilities	1,030,357	1,038,310	1,003,844	893,728	817,324
Shareholders' equity	87,000	50,600	30,318	32,293	30,245
Total liabilities and shareholders' equity	$1,117,357	$1,088,910	$1,034,162	$926,021	$847,569

PERIOD END BALANCES HISTORY:
Loans	$598,717	$553,185	$512,416	$460,872	$424,479
Allowance for loan losses	(8,121)	(7,473)	(6,929)	(6,181)	(5,650)
Loans, net	590,596	545,712	505,487	454,691	418,829
Investment securities	488,523	503,584	533,477	448,373	412,620
Federal funds sold	0	1,735	6,100	28,200	3,195
Interest-earning deposits in other financial institutions	441	2,179	91	339	501
Cash and due from banks	20,794	13,692	17,292	21,151	27,427
Premises and equipment	16,137	13,837	12,825	12,628	12,691
Accrued interest receivable and other assets	13,566	13,797	16,624	9,765	8,578
Total assets	$1,130,057	$1,094,536	$1,091,896	$975,147	$883,841

Demand deposits	$110,858	$103,007	$114,401	$112,404	$101,749
NOW, savings, and money market accounts	398,051	356,036	362,283	328,232	295,389
Time deposits	359,477	356,154	379,572	403,267	336,833
Total deposits	868,386	815,197	856,256	843,903	733,971
Other borrowed funds	132,900	151,500	168,500	55,500	77,800
Junior subordinated debentures	38,250	38,250	38,250	38,250	38,250
Accrued interest payable and other liabilities	4,062	3,536	3,101	3,118	3,053
Total liabilities	1,043,598	1,008,483	1,066,107	940,771	853,074
Shareholders' equity	86,459	86,053	25,789	34,376	30,767
Total liabilities and shareholders' equity	$1,130,057	$1,094,536	$1,091,896	$975,147	$883,841

SNB BANCSHARES, INC.
AND CONSOLIDATED SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

YIELD ANALYSIS:

	For the Three Months Ended December 31,
	2004			2003
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
Assets:
Interest-earning assets:
Loans	$579,459	$9,161	6.19%	$417,004	$6,371	5.98%
Investment Securities	496,204	4,103	3.35	389,132	2,999	3.08
Federal funds sold	1,496	7	1.94	1,518	3	0.88
Interest-earning deposits in other financial institutions	1,849	12	2.60	1,325	4	1.05
Total interest-earning assets	1,079,008	13,283	4.82%	808,979	9,377	4.54%
Less allowance for loan losses	(7,748)			(5,611)
Total interest-earning assets, net of allowance	1,071,260			803,368

Non-earning assets:
Cash and due from banks	16,316			22,405
Premises and equipment	15,453			12,776
Accrued interest receivable and other assets	14,328			9,020
Total non-earning assets	46,097			44,201
Total assets	$1,117,357			$847,569

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
NOW, savings, and money market accounts	$325,857	$1,323	1.62%	$254,539	$720	1.12%
Time deposits	351,178	2,333	2.64	344,652	2,159	2.49
Other borrowed funds	207,593	1,047	2.01	85,970	241	1.12
Junior subordinated debentures	38,250	592	6.05	38,250	528	5.40
Total interest-bearing liabilities	922,878	5,295	2.28%	723,411	3,648	2.00%

Noninterest-bearing liabilities:
Demand deposits	103,502			90,916
Accrued interest payable and other liabilities	3,977			2,997
Total noninterest-bearing liabilities	107,479			93,913
Total liabilities	1,030,357			817,324
Shareholders' equity	87,000			30,245

Total liabilities and shareholders' equity	$1,117,357			$847,569
Net interest income		$7,988			$5,729
Net interest spread			2.53%			2.53%
Net interest margin			2.94%			2.81%

SNB BANCSHARES, INC.
AND CONSOLIDATED SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

RATE VOLUME ANALYSIS:
	For the Three Months Ended December 31, 2004 Compared with the Same Period in 2003
				Increase (Decrease)
	Q4	Q4	Increase	Due to Change in
	2004	2003	(Decrease)	Volume	Rate	Total

Interest-earning assets:
Loans	$9,161	$6,371	$2,790	$2,441	$349	$2,790
Securities	4,103	2,999	1,104	830	274	1,104
Federal funds sold	7	3	4	-	4	4
Interest-bearing deposits in other financial institutions	12	4	8	1	7	8
Interest income	13,283	9,377	3,906	3,272	634	3,906
Interest-bearing liabilities:
NOW, savings and money market accounts	1,323	720	603	200	403	603
Time deposits	2,333	2,159	174	41	133	174
Other borrowed funds	1,047	241	806	342	464	806
Junior subordinated deferrable interest debentures	592	528	64	-	64	64
Interest expense	5,295	3,648	1,647	583	1,064	1,647

Net interest income	$7,988	$5,729	$2,259	$2,689	$(430)	$2,259

SNB BANCSHARES, INC.
AND CONSOLIDATED SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

YIELD ANALYSIS:

	For the Years Ended December 31,
	2004			2003
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
Assets:
Interest-earning assets:
Loans	$509,142	$30,778	5.95%	$383,844	$24,200	6.22%
Investment Securities	482,626	15,729	3.28	302,590	9,000	2.97
Federal funds sold	8,945	87	0.96	1,058	11	1.03
Interest-earning deposits in other financial institutions	5,830	67	1.13	2,387	27	1.12
Total interest-earning assets	1,006,543	46,661	4.57%	689,879	33,238	4.75%
Less allowance for loan losses	(6,868)			(4,788)
Total interest-earning assets, net of allowance	999,675			685,091

Non-earning assets:
Cash and due from banks	15,533			26,543
Premises and equipment	13,466			11,784
Accrued interest receivable and other assets	13,275			6,834
Total non-earning assets	42,274			45,161
Total assets	$1,041,949			$730,252

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
NOW, savings, and money market accounts	$334,865	$4,514	1.35%	$236,022	$2,757	1.17%
Time deposits	368,015	9,041	2.46	259,968	6,753	2.60
Other borrowed funds	142,498	2,256	1.56	78,063	941	1.19
Notes payable to bank	-	-	-	1,651	53	3.21
Junior subordinated debentures	38,250	2,195	5.64	25,934	1,555	6.00
Total interest-bearing liabilities	883,628	18,006	2.04%	601,638	12,059	2.00%

Noninterest-bearing liabilities:
Demand deposits	104,725			95,080
Accrued interest payable and other liabilities	3,440			2,825
Total noninterest-bearing liabilities	108,165			97,905
Total liabilities	991,793			699,543
Shareholders' equity	50,156			30,709

Total liabilities and shareholders' equity	$1,041,949			$730,252
Net interest income		$28,655			$21,179
Net interest spread			2.53%			2.75%
Net interest margin			2.85%			3.07%

SNB BANCSHARES, INC.
AND CONSOLIDATED SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

RATE VOLUME ANALYSIS:
	For the Year Ended December 31, 2004 Compared with the Same Period in 2003
				Increase (Decrease)
			Increase	Due to Change in
	2004	2003	(Decrease)	Volume	Rate	Total

Interest-earning assets:
Loans	$30,778	$24,200	$6,578	7,792	(1,214)	$6,578
Securities	15,729	9,000	6,729	5,355	1,374	6,729
Federal funds sold	87	11	76	79	(3)	76
Interest-bearing deposits in other financial institutions	67	27	40	40	-	40
Interest income	46,661	33,238	13,423	13,266	157	13,423
Interest-bearing liabilities:
NOW, savings and money market accounts	4,514	2,757	1,757	1,154	603	1,757
Time deposits	9,041	6,753	2,288	2,807	(519)	2,288
Other borrowed funds	2,256	941	1,315	776	539	1,315
Notes payable to bank	-	53	(53)	(53)	-	(53)
Junior subordinated deferrable interest debentures	2,195	1,555	640	729	(89)	640
Interest expense	18,006	12,059	5,947	5,413	534	5,947

Net interest income	$28,655	$21,179	$7,476	$7,853	$(377)	$7,476

SNB BANCSHARES, INC.
AND CONSOLIDATED SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in thousands, except outstanding shares
and per share data)
(Unaudited)

LOAN PORTFOLIO:
	As of December 31,		As of December 31,
	2004		2003
	Amount	Percent	Amount	Percent

Business and industrial	$70,101	11.7%	$55,218	13.0%
Real estate:
Construction and land development	123,655	20.7	65,628	15.5
Residential	126,200	21.1	117,593	27.7
Commercial mortgages	267,583	44.7	175,686	41.4
Consumer	12,592	2.1	11,092	2.6
Other	227	0.0	198	0.1
Gross loans	600,358	100.3	425,415	100.3
Less unearned discounts and fees	(1,641)	(0.3)	(936)	(0.3)
Total loans	$598,717	100.0%	$424,479	100.0%

NONPERFORMING ASSETS:
	As of December 31,	As of December 31,
	2004	2003

Nonaccrual loans	$1,489	$2,496
Accruing loans past due 90 days or more	62	-
Restructured loans	1,917	2,015
Other real estate	895	40
Total nonperforming assets	$4,363	$4,551
Nonperforming assets to total loans and other real estate	0.73%	1.07%

ALLOWANCE FOR LOAN LOSSES:
	As of and for the Three Months Ended		As of and for the Years Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2003	2004	2003

Allowance for loan losses at beginning of period	$7,473	$5,329	$5,650	$4,006
Provision for loan losses	675	720	2,950	2,821
Charge-Offs:
Business and industrial	0	(95)	(242)	(516)
Real estate	(27)	(362)	(262)	(673)
Consumer	(26)	(13)	(110)	(337)
Total charge-offs	(53)	(470)	(614)	(1,526)
Recoveries:
Business and industrial	17	2	50	185
Real estate	3	51	63	51
Consumer	6	18	22	113
Total recoveries	26	71	135	349
Net charge-offs	(27)	(399)	(479)	(1,177)
Allowance for loan losses at end of period	$8,121	$5,650	$8,121	$5,650

Allowance for loan losses to end of period loans	1.36%	1.33%	1.36%	1.33%
Net charge-offs to average loans	0.00	0.10	0.09	0.31
Allowance for loans losses to end of period nonperforming loans	234.17	125.25	234.17	125.25

SNB BANCSHARES, INC.
AND CONSOLIDATED SUBSIDIARIES
SELECTED FINANCIAL DATA
(Unaudited)

SELECTED RATIOS AND OTHER DATA:
	Q4	Q4	Year Ended 12/31
	2004	2003	2004	2003

Return on average assets	0.54%	0.37%	0.58%	0.47%
Return on average equity	6.91	10.49	11.97	11.13
Leverage ratio	10.88	5.09	--	--
Tier 1 Capital to RWA ratio	17.74	8.84	--	--
Total Capital (Tier 1 + Tier 2) to RWA ratio	19.87	15.35	--	--
Average equity to average total assets	7.79	3.57	4.81	4.21
Yield on earning assets	4.82	4.54	4.56	4.75
Cost of funds with demand accounts	2.05	1.78	1.82	1.73
Net interest margin	2.94	2.81	2.85	3.07
Non-interest expense to average total assets	1.89	1.71	1.73	1.65
Efficiency ratio	64.55	68.13	62.31	68.51

End of period book value per share	$6.95	$4.40
Full time equivalent employees	164	149

COMMON STOCK PERFORMANCE (1):
	Fourth quarter 2004	For the period of 08/18/04 - 12/31/04

Market value of common stock - End of period	$14.75	$14.75
Market value of common stock - High	15.49	15.49
Market value of common stock - Low	11.76	10.00

	As of December 31,
	2004
Book value of common stock	$6.95
Market/book value of common stock	212.10%
Price/12 month trailing earnings ratio	22.01 X

(1) The common stock began trading on the Nasdaq Stock Market National Market System on August 18, 2004

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